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Exhibit 10.14

Exhibit A

INCENTIVE STOCK OPTION

No.

THIS OPTION AND THE SHARES UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THIS OPTION IS NONTRANSFERABLE AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF DISPLAYTECH.

DISPLAYTECH, INC. 1998 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "Agreement") is attached as Exhibit A to a Grant Notice of Stock Option (the "Grant Notice"), pursuant to which the Optionee has been informed of the basic terms of the option evidenced thereby. Certain capitalized terms used but not otherwise defined herein have the respective meanings specified in the Grant Notice to which this Agreement relates.

        Displaytech, Inc., a Colorado corporation ("Displaytech"), as an incentive to the Optionee to exert his/her best efforts on behalf of Displaytech, hereby grants, as of Grant Date, to the Optionee an option ("Option") to purchase up to the number of shares of Displaytech's $0.001 par value common stock (the "Option Shares") specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term as provided herein.

        The Option is subject to (i) the terms and conditions of Displaytech's 1998 Stock Incentive Plan (the "Plan"), which is incorporated herein by this reference,(1) (ii) the rules and regulations for the administration of the Plan which may be adopted from time to time and (iii) the following terms and conditions:

(1)
Unless the context indicates otherwise, terms that are defined in this Stock Option Agreement shall have the meanings set forth in the Plan.

          1.    Vesting of Option.    This Option shall vest and be exercisable in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term as provided herein.

          2.    Payment of Exercise Price.    The Exercise Price for the Option Shares purchased pursuant to this Option shall be as set forth in the Grant Notice. The Exercise Price may be paid in any of the following ways, including any combination of the following ways:

            (a)   in cash paid to Displaytech;

            (b)   by delivery to Displaytech of shares of the Common Stock of Displaytech with a Fair Market Value (as of the exercise date of the Option) equal to the Exercise Price, provided that the Optionee has held such shares for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

            (c)   if Displaytech Common Stock is publicly traded and if otherwise permitted under applicable law, by directing (in accordance with terms and conditions established from time to time by the Committee): (i) an immediate market sale or margin loan respecting all or a part of the Option Shares to which the Optionee is entitled upon exercise of the Option; (ii) the delivery of the Option Shares from Displaytech directly to a brokerage firm; and (iii) the delivery of the exercise price, together with any required tax withholdings, from sale or margin loan proceeds from the brokerage firm directly to Displaytech;

          provided, however, that all, or any one, of the payment methods set forth in clauses (b) through (d) may not be utilized if the Committee, in its good faith judgment, determines that the Optionee has committed an act or omission that is adverse to the interests of Displaytech.

          3.    Special Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Displaytech exceeds $100,000, such excessive Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which portion of the Option will not be deemed to be Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

          4.    Limitations on Exercise.    If the Optionee's employment is terminated, then this Option may no longer be exercised except as provided in Sections 5, 6, 7 and 8, subject to the limitations set forth in Section 9 below. This Option shall terminate on the Expiration Date, unless terminated or otherwise required to be exercised at an earlier date.

          5.    Death of Optionee.    If the Optionee dies during the Optionee's employment by Displaytech, the Option shall be exercisable for one (1) year after the date of death, but only as to that portion vested and exercisable as of the date of death and only by the personal representative or administrator of Optionee's estate, or by any trustee, heir, legatee or beneficiary to whom the Optionee's rights under this Option shall pass by will or the laws of descent and distribution.

          6.    Retirement of Optionee.    If the Optionee's employment with Displaytech terminates by reason of retirement, the Option shall be exercisable for twelve (12) months after the date of such termination, but only to the extent to which the Option was exercisable at the time of such termination of employment by retirement. Notwithstanding the foregoing, the Optionee acknowledges that under present law, if the Option is exercised more than three (3) months after the date of termination of employment, the Option will not qualify as an Incentive Stock Option, unless the Optionee dies within such three (3) month period.

          7.    Disability of Optionee.    If the Optionee's employment with Displaytech is terminated because the Optionee becomes permanently and totally disabled, the Option shall be exercisable for one (1) year after the date of such disability, but only to the extent to which the Option was exercisable at the time of such termination of employment. For purposes of this Section 7, the Optionee shall be considered to be totally and permanently disabled if a qualified medical physician approved by Displaytech certifies in writing to Displaytech that such Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. For purposes of this Section 7, the term "date of such disability" shall mean the date of the written certification furnished to Displaytech by the medical physician referred to herein, or such other date as may be agreed upon in writing by the Optionee and Displaytech.

          8.    Termination of Employment.    If the Optionee's employment is terminated for any reason other than death, disability or retirement, the Option shall be exercisable for twelve (12) months after the date of such termination, but only to the extent to which the Option was exercisable at the time of such termination of employment. Notwithstanding the forgoing, the Optionee acknowledges that under present law, if the Option is exercised more than three (3) months after the date of termination of employment, the Option will not qualify as an Incentive Stock Option, unless the Optionee dies within such three (3) month period.

          9.    Nontransferability of Option.    This Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee or by his/her guardian or legal representative.

          10.    Leave of Absence.    For purposes of this Option, (i) a leave of absence, duly authorized in writing by Displaytech, for military service or sickness, or for any other purpose approved by Displaytech, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by Displaytech, provided the Optionee's right to reemployment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

          11.    Changes in Capital.    If the outstanding common stock of Displaytech shall at any time be changed or exchanged by declaration of a stock dividend, split up, subdivision, combination of shares, reverse stock split, recapitalization, merger, consolidation or other corporate action or reorganization regardless of which entity is the surviving entity, the number and kind of shares subject to this Option, the Option Price and the other terms and conditions of the Option shall be appropriately and equitably adjusted so as to maintain the equivalent number of shares and terms and conditions without changing the aggregate option exercise price.

          12.    Alternative to Substitution of Shares.    In the event of a sale of all of Displaytech's assets, or a dissolution of Displaytech, or in the event of a merger, consolidation, plan of exchange or similar transaction affecting Displaytech, in lieu of providing for Options as provided above in Section 11, or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which the Optionee shall have the right to exercise the Options in whole or in part without limitation on vesting or exercisability as set forth in Section 2, and upon the expiration of such 30-day period all unexercised Options shall immediately terminate or the Committee may, without the consent of the Optionee, make such adjustment as it determines, in its discretion, to be appropriate as to the number and kind of security, subject to and reserved under the Plan, and in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of this Option and the Exercise Price hereof. If the Committee elects to provide to the Optionee an acceleration of the right to exercise the Option, then Displaytech will give written notice of such election to Optionee, and any Optionee, notwithstanding any provision in his or her Option Agreement to the contrary, may select any manner of payment of the Option exercise price set forth in the Plan. Notwithstanding the foregoing, if the Optionee is subject to Section 16(b) of the 1934 Act and if such event occurs less than six months after the date the Option is granted, the exercise of the Option shall not be accelerated, unless such acceleration is approved by both the Committee and the Optionee, if such acceleration would cause the grant or the exercise of the Option to be deemed a purchase subject to Section 16(b) of the 1934 Act and the regulations promulgated thereunder.

          13.    Termination of Option; Stock Repurchase Right.    The Committee may cancel any Option, vested or unvested, and subject to Section 15 may repurchase, at a price equal to the lower of the Exercise Price or the Fair Market Value, any Option Shares issued pursuant to the Option, at any time during which the Optionee remains employed by, or in service to, Displaytech, and for one (1) year after termination of such employment or service, upon the Committee's good faith finding that the Optionee's job performance or other conduct is detrimental to the interests of

  Displaytech, or that the Optionee is not in compliance with all other applicable material provisions of this Option Agreement, the Plan, any non-competition, patent assignment, confidentiality or consulting agreement, or with the following conditions:

            (a)   The Optionee shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee, is or becomes competitive with Displaytech, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of Displaytech.

            (b)   The Optionee shall not, without proper authorization from Displaytech, disclose to anyone outside Displaytech, or use in other than Displaytech's business, any confidential information or material relating to the business of Displaytech acquired by the Optionee either during or after employment with Displaytech.

          14.    Manner of Exercise.    Subject to the terms and conditions contained herein and in the Plan, this Option may be exercised in whole or in part at any time and from time to time under the terms and conditions set forth herein by the delivery of an irrevocable written notice of exercise in the form of Exhibit B to the Grant Notice (the "Exercise Notice") to the Secretary of Displaytech, together with full payment for the number of Option Shares purchased. This Option shall be exercised only for 100 shares or a multiple thereof or for the full number of shares for which the Option is then exercisable. The Exercise Notice shall state (i) the election to exercise the Option, (ii) the number of shares in respect to which the Option is being exercised, (iii) the manner of payment for the Option Shares, (iv) the Optionee's address, (v) the Optionee's social security number, and (vi) any other terms and conditions required by Displaytech, and shall be signed by the Optionee.

          15.    Restrictions on Transfer of Option Shares.

          (a)   Except as otherwise provided in Section 15(b) below, the Optionee shall not, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Option Shares, or any interest therein, unless and until such Option Shares have been released from restrictions on transfer as hereinafter provided.

          (b)   The Optionee may transfer Option Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Option Shares shall remain subject to this Agreement (including without limitation the termination rights of Displaytech in Section 13 and the restrictions on transfer set forth in this Section 15), and such permitted transferee shall, as a condition to such transfer, deliver to Displaytech a written instrument confirming that such transferee shall be bound by all of the terms and conditions of the Agreement.

          16.    Termination of Restrictions.    Displaytech's right to repurchase the Option Shares (but not its right to terminate Options) contained in Section 13, and the restriction on transfer of the Option Shares contained in Section 15, shall terminate upon the closing of (i) an initial public offering of Displaytech's stock, or (ii) a merger where Displaytech is not the surviving company.

          17.    Administration.    The Committee shall have the authority, consistent with the Plan, to interpret the Plan and this Option Agreement, to adopt, amend and rescind rules and regulations for the administration of the Plan and this Option Agreement, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be final and conclusive for all purposes and binding upon Optionee.

          18.    No Contract of Employment; No Rights as a Shareholder.    It is acknowledged that this Option Agreement does not constitute a contract of employment between Displaytech and the

  Optionee, and that the "at-will" relationship between the parties remains in effect. No person shall have any of the rights of a shareholder of Displaytech with respect to any of the Option Shares subject to the Option until the Option Shares actually are issued to him/her upon exercise of the Option.

          19.    Incentive Stock Option; Tax Effects of a Transfer of Option Shares.    The Option granted hereunder is intended to qualify as an Incentive Stock Option under Section 422 of Code, and the regulations promulgated thereunder, and this Option Agreement shall be interpreted so as to qualify the Option as an Incentive Stock Option. The Optionee hereby acknowledges that if any of the Option Shares received pursuant to the exercise of any portion of the Option are sold within two years from the Grant Date or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code (including, but not limited to, the limitations on exercise after a termination of employment) are not satisfied, such Option Shares will be deemed under the Code not to have been acquired by the Optionee pursuant to an "incentive stock option" as defined in the Code; and that Displaytech shall not be liable to the Optionee in the event the Option for any reason is deemed not to be an "incentive stock option" within the meaning of the Code. In addition, as a condition precedent to receiving any Shares upon exercise of the Option, the Optionee may be required to pay to Displaytech, in accordance with the provisions of Section 20 below, an amount equal to the amount of any required withholding taxes.

          20.    Other Laws: Withholding.    Displaytech shall not be obligated to issue any Option Shares pursuant to any Option granted under the Plan at any time when the Option Shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Committee deems applicable and, in the opinion of legal counsel for Displaytech, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered (and all fractional shares will be rounded down to the nearest whole number), nor shall any cash in lieu of fractional shares be paid. Displaytech shall have the right to deduct in connection with all Options any taxes required by law to be withheld, and to require Optionee to make any payments necessary to enable it to satisfy its withholding obligations.

          21.    Miscellaneous.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. Any provision contained in this Agreement may be waived only in writing signed by Displaytech. Any such waiver shall not affect the validity of this Agreement. A waiver of a provision in a particular instance shall not prevent Displaytech from enforcing such provision thereafter. This Agreement shall be binding upon and inure to the benefit of the Optionee and Displaytech and their respective heirs, personal representatives, administrators, successors and permitted assigns. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Secretary of Displaytech or at the address shown beneath the Optionee's signature below, or at such other address or addresses as either may designate. This Agreement and the Option Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both parties. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Colorado.

DISPLAYTECH, INC.

NOTICE OF GRANT OF STOCK OPTION

        Notice is hereby given of the following option grant (the "Option") to purchase shares of the common stock, $.001 par value per share ("Common Stock") of Displaytech, Inc. (the "Corporation"):

Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price: $ per share
Number of Option Shares: shares of Common Stock
Expiration Date:
Type of Option:	Incentive Stock Option
Non-Statutory Stock Option
Vesting Schedule:

In no event shall any additional Option Shares vest after Optionee's termination of employment.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporation's 1998 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

        Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Notice and Agreement of Exercise attached hereto as Exhibit B (the "Exercise Notice"). Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

        REPURCHASE RIGHTS.    OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED EXERCISE NOTICE.

        At Will Employment.    Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        Definitions.    All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:

CORPORATION:
Displaytech, Inc.
By:
Title:
OPTIONEE:
Signature:
Printed Name:
Address:

Attachments:

Exhibit A—Stock Option Agreement
Exhibit B—Notice and Agreement of Exercise
Exhibit C—1998 Stock Incentive Plan

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EXHIBIT A

STOCK OPTION AGREEMENT

EXHIBIT B

NOTICE AND AGREEMENT OF EXERCISE

EXHIBIT C

1998 STOCK INCENTIVE PLAN

DISPLAYTECH, INC.
NOTICE AND AGREEMENT OF EXERCISE OF OPTION

        This Notice and Agreement of Exercise of Option (the "Exercise Notice") is made and entered into this            day of                        ,        by and between Displaytech, Inc., a Colorado corporation ("Displaytech"), and                        ("Optionee").

RECITALS

        A.    The Board has adopted Displaytech's 1998 Stock Incentive Plan (the "Plan") pursuant to which Optionee has been granted an option to acquire shares of Common Stock as specified in a Notice of Grant of Stock Option (the "Grant Notice") and in that Stock Option Agreement attached as Exhibit A to such Grant Notice (the "Stock Option Agreement").

        B.    Optionee desires to exercise his or her option to purchase some or all of the option shares (as specified in the Grant Notice).

        C.    Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in the Plan.

AGREEMENT

        1.     I hereby exercise my stock option to purchase            shares of Displaytech, Inc.'s ("Displaytech") $0.001 par value Common Stock (the "Purchased Shares") in accordance with the Grant Notice and the Stock Option Agreement. I have elected to pay the Exercise Price as follows (check and complete all applicable):

(a)	$ in cash;
(b)	$ by the transfer of shares of the $0.001 par value Common Stock of Displaytech, which shares have been held by Optionee for at lease six months;
(c)
$ by directing: (i) an immediate market sale or margin loan respecting all or a part of the Purchased Shares to which the Optionee is entitled upon exercise of the Option; (ii) the delivery of the Purchased Shares from Displaytech directly to a brokerage firm; and (iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to Displaytech. Optionee understands that this alternative is only available to the extent permitted under applicable law and in accordance with terms and conditions as may be established from time to time by the Committee.

        2.     I understand that I may transfer Purchased Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Purchased Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section B.), and such permitted transferee shall, as a condition to such transfer, deliver to Displaytech a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. Otherwise, I agree that, during my employment by Displaytech and for one (1) year thereafter, I will not, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Purchased Shares, or any interest therein, unless and until such Shares have been released from the restrictions on transfer. The restrictions set forth in this Paragraph 2 shall expire on the first date upon which any security of Displaytech is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq National Market (or any successor to that entity).

        3.     I hereby acknowledge, represent, warrant and agree, to and with Displaytech as follows:

          (a)   I am acquiring the Purchased Shares for my own account for investment purposes only and not with a view to their sale or distribution of any kind, and no other person will own any interest therein;

          (b)   I have been given the opportunity to ask questions of, and to receive answers from, the officers of Displaytech concerning the terms and conditions of the offering and to obtain such additional information as I desired or requested in order to evaluate the merits and risks of an investment in Displaytech; Displaytech has not made any guaranty upon which I have relied concerning the possibility or probability of profit or loss as a result of my ownership of an interest in Displaytech;

          (c)   I have adequate means of providing for my current needs and personal contingencies, have no need for liquidity in this investment, and I could bear the loss of my entire investment in Displaytech;

          (d)   The Purchased Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; the shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (e)   Displaytech shall not be required to: (i) transfer on its books any of the Purchased Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such Purchased Shares or to pay dividends to any transferee to whom any such Purchased Shares shall have been so sold or transferred. Displaytech may, without liability for its good faith actions, issue "stop transfer" instructions requiring compliance with applicable securities laws, and place legend restrictions upon any certificate representing the Purchased Shares in substantially the following form (in addition to any other legends required by law):

      THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THESE SHARES ARE NONTRANSFERABLE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF DISPLAYTECH.

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND AN OPTION TO PURCHASE SET FORTH IN A CERTAIN AGREEMENT BETWEEN DISPLAYTECH, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS/HER PREDECESSOR IN INTEREST). SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE TREASURER OF DISPLAYTECH, INC.

        4.(a)    In connection with any underwritten public offering by Displaytech of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including Displaytech's initial public offering, Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee (collectively, "Owner") shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of Displaytech or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by Displaytech or such underwriters. In no

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event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of Displaytech's initial public offering.

          (b)   Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of Displaytech are also subject to similar restrictions.

          (c)   Any new, substituted or additional securities which are by reason of any recapitalization or reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

          (d)   In order to enforce the Market Stand-Off, Displaytech may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

        5.     I hereby agree that, during my employment by Displaytech and for one (1) year thereafter, if I commit any act or omission which is adverse to the interests of Displaytech as determined and described in Section 13 of the Stock Option Agreement, Displaytech shall have the right (the "Repurchase Right") to repurchase all or any part of the Purchased Shares I have acquired hereunder at the lower of the price per share paid by me or the then Fair Market Value of such shares. If Displaytech elects to exercise the Repurchase Right, it shall give me written notice of its intent to repurchase the stock, stating the number of shares to be repurchased and the price per share to be paid. Within seven (7) days after receiving the notice, I will endorse in blank and deliver the stock certificate for the shares to Displaytech, which shall pay the purchase price to me within seven (7) days of receiving the properly endorsed stock certificate. Displaytech may specifically enforce its Repurchase Right in any court having jurisdiction, and shall be entitled to recover from me all legal costs and expenses, including reasonable attorney fees, which it incurs in doing so. The Repurchase Right shall expire on the first date upon which any security of Displaytech is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq National Market (or any successor to that entity).

        6.     If Displaytech shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and Displaytech shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

        7.     I agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The terms of this Agreement shall apply to any additional shares issued to or received by me in connection with a stock dividend, stock split, or other distribution with respect to the Purchased Shares. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law. Any provision contained in this Agreement may be waived only in writing by Displaytech. Any such waiver shall not affect the validity of this Agreement. A waiver of a provision in a particular instance shall not prevent Displaytech from enforcing such provision thereafter. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to me at the address shown beneath my respective signature below, or at such other address or addresses as I may designate. This Agreement, the Option Agreement, and the Option Plan constitute the entire agreement between Displaytech and me, and supersede all prior agreements and understandings,

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relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both Displaytech and me. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Colorado.

(Print Your Name)	Signature
Dated:
Address	_ _ _ - _ _ - _ _ _ _ Social Security Number

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